B0241-0061 04/27/2016 9:30 AM Received by Tennessee Secretary of State Tre Hargett

000845974

CHARTER
FOR-PROFIT CORPORATION (ss-4417)

Tre Hargett
Secretary of State

Division of Business Services
Department of State
State of Tennessee
312 Rosa L. Parks AVE, 6th FL
Nashville, TN 37243-1102
(615) 741-2286

Filing Fee: $100.00

For Office Use Only

-FILED-

Control # 000845974

The undersigned, acting as incorporator(s) of a for-profit corporation under the provisions of the Tennessee Business Corporation Act, adopt the following Articles of Incorporation.

1. The name of the corporation is: Virtuoso Surgical, Inc.

(Note: Pursuant to the provisions of T.C.A. §48-14-101(a)(1), each corporation name must contain the words *corporation, incorporated,* or *company* or the abbreviation *corp., inc.,* or *co.*)

2. Name Consent: (Written Consent for Use of Indistinguishable Name)

☐ This entity name already exists in Tennessee and has received name consent from the existing entity.

3. This company has the additional designation of:

4. The name and complete address of its initial registered agent and office located in the State of Tennessee is:

CHARLES MARK PICKRELL
STE 200
5701 OLD HARDING PIKE
NASHVILLE, TN 37205-3623
DAVIDSON COUNTY

5. Fiscal Year Close Month: December **Period of Duration:** Perpetual

6. If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time is:

(none) (Not to exceed 90 days)

7. The corporation is for profit.

8. The number of shares of stock the corporation is authorized to issue is: 100

9. The complete address of its principal office is:

STE 200
5701 OLD HARDING PIKE
NASHVILLE, TN 37205-3623
DAVIDSON COUNTY

(Note: Pursuant to T.C.A. §10-7-503 all information on this form is public record.)

CHARTER
FOR-PROFIT CORPORATION (ss-4417)

Tre Hargett
Secretary of State

Division of Business Services
Department of State
State of Tennessee
312 Rosa L. Parks AVE, 6th FL
Nashville, TN 37243-1102
(615) 741-2286

Filing Fee: $100.00

For Office Use Only
-FILED-
Control # 000845974

The name of the corporation is: Virtuoso Surgical, Inc.

10. The complete mailing address of the entity (if different from the principal office) is:

11. List the name and complete address of each incorporator:

Title	Name	Business Address	City, State, Zip
Incorporator	Charles M Pickrell	5701 OLD HARDING PIKE STE 200	NASHVILLE, TN 37205-3623

12. Professional Corporation: (required if the additional designation of "Professional Corporation" is entered in section 3.)

☐ I certify that this is a Professional Corporation.

Licensed Profession:

13. Other Provisions:

(Note: Pursuant to T.C.A. §10-7-503 all information on this form is public record.)

Apr 27, 2016 9:30AM
Signature Date

Electronic
Incorporator's Signature

Charles M Pickrell
Incorporator's Name (printed or typed)

B0241-0062 04/27/2016 9:30 AM Received by Tennessee Secretary of State Tre Hargett

ARTICLES OF AMENDMENT TO THE CHARTER FOR-PROFIT CORPORATION (ss-4421)

Business Services Division
Tre Hargett, Secretary of State
State of Tennessee
312 Rosa L. Parks Ave., 6th Fl.
Nashville, TN 37243
(615) 741-2286

Filing Fee: $20.00

For Office Use Only

1537-3853 05/18/2018 10:51 AM Received by Tennessee Secretary of State Tre Hargett

Pursuant to the provisions of T.C.A. § 48-24-106 the undersigned corporation adopts the following articles of amendment to its charter:

1. Please insert the name of the corporation as it appears on record: Virtuoso Surgical, Inc.

   If Changing the name, insert the new name: ______

   Secretary of State control number (If known): 000845974

2. If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time is:

   (Not to exceed 90 days) Effective Date: ___/___/___ (Month / Day / Year) Time: ______

3. Please insert any changes that apply:

   A. Principal Street Address: ______

   City: ______ State: TN Zip Code: ______ County: ______

   B. Registered Agent: ______

   C. Registered Address: ______

4. Other Provisions: The board of directors is authorized to issue Class A Preferred Shares on terms outlined in the Amended Bylaws, dated May 15, 2018. No shares or class of shares may be issued with terms senior to the Class A Preferred Shares.

5. The amendment was duly adopted on: 5 / 16 / 18 (Month / Day / Year)

   - ☐ The incorporators without shareholder action, as such was not required.
   - ☑ The board of directors without shareholder action, as such was not required.
   - ☐ The shareholders.

Note: Pursuant to T.C.A. § 10-7-503 all information on this form is public record.

5/17/18	[signature]
Signature Date	Signature
Secretary	C. Mark Pickrell
Signer's Capacity (if other than individual capacity)	Name (printed or typed)

B0725-7832 10/15/2019 2:42 PM Received by Tennessee Secretary of State Tre Hargett

ARTICLES OF AMENDMENT TO THE CHARTER FOR-PROFIT CORPORATION (ss-4421)

Business Services Division **Tre Hargett, Secretary of State** **State of Tennessee** 312 Rosa L. Parks Ave., 6th Fl. Nashville, TN 37243 (615) 741-2286 Filing Fee: $20.00	*For Office Use Only*

Pursuant to the provisions of T.C.A. § 48-24-106 the undersigned corporation adopts the following articles of amendment to its charter:

1. Please insert the name of the corporation as it appears on record: Virtuoso Surgical, Inc.

If Changing the name, insert the new name: ______

Secretary of State control number (If known): 000845974

2. If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time is:

(Not to exceed 90 days) Effective Date: ____/____/____ (Month / Day / Year) Time: ______

3. Please insert any changes that apply:

A. Principal Street Address: ______

City: ______ State: TN Zip Code: ______ County: ______

B. Registered Agent: ______

C. Registered Address: ______

4. Other Provisions: The number of authorized common shares of the Corporation is increased from 100 shares to 2,000,000 shares. A 10,000:1 stock split for outstanding & issued or reserved shares is also approved. The creation of Class A Preferred Shares by the Board of Directors on 5/16/18 is ratified by the shareholders.

5. The amendment was duly adopted on: 8 / 7 / 19 (Month / Day / Year)

- ☐ The incorporators without shareholder action, as such was not required.
- ☐ The board of directors without shareholder action, as such was not required.
- ☑ The shareholders.

Note: Pursuant to T.C.A. § 10-7-503 all information on this form is public record.

August 7, 2019
Signature Date

[signature]
Signature

Secretary
Signer's Capacity (if other than individual capacity)

C. Mark Pickrell
Name (printed or typed)

ARTICLES OF AMENDMENT TO THE CHARTER FOR-PROFIT CORPORATION (ss-4421)

Business Services Division
Tre Hargett, Secretary of State
State of Tennessee
312 Rosa L. Parks Ave., 6th Fl.
Nashville, TN 37243
(615) 741-2286

Filing Fee: $20.00

For Office Use Only

FILED

B0780-2402 12/19/2019 11:55 AM Received by Tennessee Secretary of State Tre Hargett

Pursuant to the provisions of T.C.A. § 48-24-106 the undersigned corporation adopts the following articles of amendment to its charter:

1. Please insert the name of the corporation as it appears on record: Virtuoso Surgical, Inc.

   If Changing the name, insert the new name: ____________

   Secretary of State control number (If known): 845974

2. If the document is not to be effective upon filing by the Secretary of State, the delayed effective date and time is:

   (Not to exceed 90 days) Effective Date: ___/___/___ (Month / Day / Year) Time: ________

3. Please insert any changes that apply:

   A. Principal Street Address: ____________

   City: ________ State: TN Zip Code: ________ County: ________

   B. Registered Agent: ____________

   C. Registered Address: ____________

4. Other Provisions: The terms of the Class A Preferred Shares, previously incorporated by reference, are explicitly stated in full on the attached exhibit.

5. The amendment was duly adopted on: 5 / 15 / 18 (Month / Day / Year)

   ☐ The incorporators without shareholder action, as such was not required.
   ☑ The board of directors without shareholder action, as such was not required.
   ☐ The shareholders.

Note: Pursuant to T.C.A. § 10-7-503 all information on this form is public record.

December 19, 2019
Signature Date

[signature]
Signature

Secretary
Signer's Capacity (if other than individual capacity)

C. Mark Pickrell
Name (printed or typed)

Virtuoso Surgical, Inc.
Other Provisions to Charter

The following text is adopted to memorialize and expressly set forth within the Charter of Virtuoso Surgical, Inc. the number of authorized shares and the preferences, limitations and rights of the Class A Preferred Stock set forth in Section 11 of the Amended Bylaws of the Virtuoso Surgical, Inc., dated May 15, 2018, which previously was incorporated into the Charter by reference pursuant to the Articles of Amendment to Charter filed on May 18, 2018:

Section 11. Class A Preferred Stock.

i. Class A preferred shares may be issued at $1.00 par value, to a maximum of 50,000,000 shares, pursuant to Section 10.

ii. Issued Class A preferred shares will carry a Paid-in-Kind dividend ("PIK") of 7% per year, uncompounded.

iii. Upon a change of control, an owner of Class A preferred shares will be entitled to a Success Bonus equal to: 100% of (par plus the PIK) if the change of control occurs more than year and less than three years after the shares were purchased or otherwise received by the investor; 200% of (par plus the PIK) if the change of control occurs more than three years and less than five years after the shares were purchased or otherwise received by the investor; or 300% of (par plus the PIK) if the change of control occurs more than five years after the shares were purchased or otherwise received by the investor.

iv. A change of control occurs if the common shareholders and warrant holders of the Company as of April 25, 2018 (i.e., Robert Webster, Duke Herrell, Richard Hendrick, Mark Pickrell, Vanderbilt University, Johns Hopkins University, Neal Dillon, Scott Webster, and Evan Blum), or their successors by operation of law, shall own less than a majority of the common shares of the Company, or any one of them shall own a majority of the common shares of the Company. Board approval shall be required for any shareholder action constituting a change of control.

v. In the event of a change of control, the Class A preferred shares are due and payable at par, plus any accrued PIK, plus any applicable Success Bonus. In the event that the consideration paid to the Company upon a change of control is not sufficient to pay off the outstanding Class A preferred shares, the consideration received shall, in order of priority, be used to pay, pari passu: par value for the preferred shares, accumulated PIK, Success Bonus. After a change of control, and payment along the waterfall, if the Class A preferred shares are not paid in full (including any applicable Success Bonuses), the preferred shares shall be converted to common stock based on the Class A preferred shareholders' relative unpaid balances.

vi. In the event of a change of control, all existing common shares shall be extinguished unless all Class A preferred shares (including accrued PIK, and all outstanding Success Bonuses) are paid in full.

vii. Until the Class A preferred shares are paid in full, including any applicable Success Bonuses, the Company shall not pay any dividend (except for a dividend permissible under SEC Regulation A, for a successful offering under that regulation) to the common stockholders, or purchase any common shares, or pay any employee bonuses (except for de minimis cash bonuses to non-management employees).

vii. Until the Class A preferred shares are paid in full, the compensation limits established by the National Institutes of Health for grant recipients shall apply to the Company's employees and consultants.

ix. Class A preferred shares are redeemable at any time, at the discretion of the board of directors, provided that a redemption must include 100% of a shareholder's preferred shares at par, plus any accrued PIK. If a change of control occurs within two years of a redemption, the investor will be entitled to receipt of a Success Bonus equal to the Success Bonus that would have been paid as of the redemption date.

x. Class A preferred shareholders shall, as preferred shareholders, have no voting or other management rights, or any beneficial rights as preferred shareholders, except as specifically provided for in this Section 11.